UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2010

TRAI THIEN USA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-150613	26-3030202
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Khuong Viet St, Phu Trung Ward, Tan Phu Dist.

Ho Chi Minh City, Vietnam

(Address of principal executive offices) (zip code)

(848) 5406 7624

(Registrant's telephone number, including area code)

Copies to:

Kenneth S. August, Esq.

August Law Group, P.C.

19200 Von Karman Ave., Suite 900

Irvine, CA  92612

Phone: (949) 752-7772

Fax: (949) 752-7776

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2010, Trai Thien USA Inc. (the “Company”) effected a forward stock split of the Company's common stock at a split ratio of 7-for-1, pursuant to a plan approved by the Company’s Board of Directors.

As a result of the forward stock split, every one pre-split share of the Company's common stock, $.001 par value per share, issued and outstanding immediately prior to August 23, 2010 was automatically exchanged for seven post-split shares of common stock, $.001 par value per share. Accordingly, the number of shares of the Company's common stock issued and outstanding has been increased from 34,500,000 shares to approximately 241,500,000 shares.  Also as a result of the forward stock split, the number of shares of common stock that the Company is authorized to issue has been increased from 199,000,000 shares, par value $.001, to 1,393,000,000 shares, par value $.001. The number of authorized preferred shares of stock remain at 1,000,000. As of August 23, 2010, the Company had no shares of preferred stock outstanding.

The Company effected the forward stock split by filing a “Certificate of Change Pursuant to Section 78.209” of the Nevada Revised Statutes with the Nevada Secretary of State.  The Certificate of Change provided for both the forward stock split and the proportional increase in the authorized shares of common stock described above.  The Company’s Board of Directors approved this corporate action, but shareholder approval was not required, pursuant to Sections 78.207 and 78.209 of the Nevada Revised Statutes.

Effective August 23, 2010, the Company's common stock is quoted on the OTC Bulletin Board under the symbol "TRTHD" for a period of 20 business days.  Thereafter, the “D” will be removed from the Company's trading symbol, and it will revert to the previous symbol, "TRTH."  In connection with the stock split, the CUSIP number for the Company's common stock has been changed to 892727 207.

To receive a certificate evidencing the stock split, the Company’s shareholders will need to surrender their existing stock certificates.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1

Certificate of Change Pursuant to NRS 78.209, filed with the Nevada Secretary of State.

3.2

Certificate of Correction, filed with the Nevada Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAI THIEN USA INC.

Dated: August 26, 2010

By:/s/ Haley Manchester

Name: Haley Manchester

Title: Chief Executive Officer

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